SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                               DAXOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                DAXOR CORPORATION
                          350 FIFTH AVENUE, SUITE 7120
                               NEW YORK, NY 10118

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 24, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAXOR CORPORATION (the "Company") will be held at the principal office of the Company, 350 Fifth Avenue (Empire State Building), Suite 7120, New York City, on Thursday, June 24, 2004 at 5 p.m., Eastern Daylight Time, for the following purposes:

      1. To elect a board of five members, each to serve for a term of one year and until his successor shall have been duly elected and qualified.

      2.    To vote for the 2004 stock option plan.

      3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

                                            By Order of the Board of Directors,


                                            Diane M. Meegan
                                            Corporate Secretary

May 10, 2004

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THE MEETING
    What is the purpose of the annual meeting?                                1
    Who is entitled to vote?                                                  1
    What constitutes a quorum?                                                1
    How do I vote?                                                            1
    Can I change my vote after I submit my proxy card?                        1
    What are the Board's recommendations?                                     1
    What is the Company's policy with respect to Board member
      attendance at the annual meeting of shareholders?                       2

STOCK OWNERSHIP
    How much stock do the Company directors and director nominees own?        2
    Section 16(a) Beneficial Ownership Reporting Compliance                   2

ITEM 1- ELECTION OF DIRECTORS
    Directors Standing for Election                                           3

DIRECTORS COMPENSATION
    How are directors compensated?                                            4
    How often did the Board meet during fiscal 2003?                          4

OFFICERS
    Company Officers                                                          5

EXECUTIVE COMPENSATION
    Executive Compensation Summary Table                                      6

STOCK OPTIONS                                                                 6

THE AUDIT COMMITTEE
    Audit Committee                                                           6
    Report of the Audit Committee                                             7
    Audit Fees                                                                7
    Investment Risk Management                                                7

ITEM 2 - STOCK OPTION PLAN
    Stock option plan for 2004                                                7

PERFORMANCE GRAPH                                                             8

OTHER MATTERS                                                                 8

ADDITIONAL INFORMATION                                                        9

APPENDIX
         Exhibit A

                                DAXOR CORPORATION
                          350 Fifth Avenue, Suite 7120
                               New York, NY 10118

                                 PROXY STATEMENT

      The accompanying proxy is solicited by and on behalf of the Board of Directors of Daxor Corporation, a New York Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the principal office of the Company, 350 Fifth Avenue, Suite 7120, New York City, on Thursday, June 24, 2004 at 5:00 p.m., Eastern Daylight Time (the "Meeting"), or any adjournment thereof. Shareholders of record at the close of business on May 6, 2004 will be entitled to vote at the meeting.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the stock option plan. In addition, the Company's management will report on the performance of the Company during 2003 and respond to questions from the stockholders.

Who is entitled to vote?

      Only stockholders of record at the close of business on the record date, May 6, 2004 are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,629,926 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

      The Company will solicit proxies by mail. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in doing so.

Can I change my vote after I return my proxy card?

      The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors or, if no direction is indicated, will be voted in favor of election as directors of the nominees listed below and vote in favor of the 2004 stock option plan. Each proxy executed and returned by a shareholder may be revoked at any time hereafter by giving written notice of such revocation to the Secretary of the Company, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

What are the Board's recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of directors and approval of the stock option plan.

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

      The Annual Report to Shareholders for the fiscal year ended December 31, 2003 including financial statements, is being sent to shareholders on or before the date of this Proxy Statement which is the approximate date on which the Proxy Statement and form of proxy are first being sent or given to shareholders.

      The Board of Directors of the Company, on the recommendation of its audit committee consisting of a majority of independent directors, has selected the firm of Frederick Kaden and Co. as the principal accountants for the current fiscal year. They (and their predecessors) have served in such capacity since 1974.

What is the Company's policy with respect to Board member attendance at annual meetings of stockholders?

      Board members are encouraged to attend the Company's annual meetings of stockholders. Five of the Company's six board members attended the 2003 annual meeting of stockholders.

                                 STOCK OWNERSHIP

How much stock do the Company's directors and director nominees own?

      On April 28, 2004 the Company had issued and outstanding 4,629,926 shares of common stock, par value $.01 per share ("Common Stock"), each of which entitled the holder to one vote. Voting is not cumulative.

      The following table sets forth information as of April 28, 2004, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of the outstanding Common shares, all Directors and all Director nominees as a group. Except as noted below, each shareholder has sole voting and investment power with respect to shares owned.

--------------------------------------------------------------------------------
      Name of                          Number of Common
      Beneficial Owner                 Shares Beneficially Owned         Percent
      ----------------                 -------------------------         -------

      Joseph Feldschuh, M.D.                   3,141,629                  67.85%
      Robert Willens                               5,600
      Martin S. Wolpoff                            2,000
      James A. Lombard                               500
      Bruce Slovin                                27,000
      Stephen Valentine, RA                            0
      All directors and nominees
      as a group                               3,176,729                  68.61%

--------------------------------------------------------------------------------
All Directors including the President have options for 1,000 shares of Daxor stock exercisable at $10.00 to $15.00/share

(1) The percentage ownership calculation of each beneficial owner has been made on the basis of outstanding shares of the Corporation's Common Stock as of the record date.

(2)   Bruce Slovin will not stand for re-election in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company's directors and executive officers complied during 2003 with the reporting requirements of Section 16(a) of the Securities Act of 1934.

Item I. Election of Directors

      Shareholders are being asked to elect an entire board of five directors to serve on the Board of Directors of Daxor Corporation to hold office until the next annual meeting or until their successors shall have been duly elected and shall have qualified. The proxies will vote all proxies received "FOR" the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

      The following table sets forth the name, age, current and past five years business experience, directorship, and positions held with the Company by each person nominated for election as director.

                                Principal Occupation and                    Director Continuously
Name and Age                    Position with the Company                   Since
------------                    -------------------------                   -----

Joseph Feldschuh, M.D., 68      Chairman of the Board of Directors
                                and President of the Company (1)            1974

Robert Willens, 57              Managing Director, Mergers &
                                Acquisition
                                Lehman Brothers, Inc., Director (2)         2002

James Lombard, 69               Director of Administrative Services
                                Division, New York City Council
                                (Retired), Director (3)                     1989

Martin S. Wolpoff, 61           Educational Consultant,
                                Director, Administration Community
                                School District (Retired), Director (4)     1989

Stephen Valentine, RA, 50       President and Owner of
                                Stephen Valentine Architect  (5)            Director Nominee
--------------------------------------------------------------------------------------------

(1) Joseph Feldschuh, M.D. has been President of Daxor since 1974. He is on the staff of Montefiore Hospital and Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the BVA-100 Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. Originally trained in Endocrinology, he is Board Certified in Cardiology and Internal Medicine. Dr. Feldschuh is the Chief Scientist for the Company. He has been personally involved in measuring blood volume on 4,000 patients during his medical career. It is believed that Dr. Feldschuh has performed blood volume measurements on more patients than any other physician in the United States. In addition to his duties as Chief Scientist, Dr. Feldschuh is also responsible for managing the Company's investment portfolio, which is an important source of income for the Company's operations.

(2)* Robert Willens is a Managing Director in the Mergers & Acquisition department at Lehman Brothers, Inc., in New York. Mr. Willens specializes in tax and accounting issues and in this capacity advises most areas of the firm regarding the optimal structures for corporate capital transactions. In addition, he has been instrumental in developing certain financial "products" with a view towards insuring that these products will provide clients with the desired tax and accounting results. Prior to joining Lehman Brothers (in 1987), Mr. Willens was a tax partner in the New York office of what was then known as Peat Marwick. Mr. Willens is a prolific author and has written Taxation of Corporate Capital Transactions, as well as over 200 articles for various professional journals. Each year of the past 10 years, Mr. Willens has been named to Institutional Investor's "All-American Research" Team. For the past 4 years, Mr. Willens was named by Accounting Today as one of the 100 "Most Influential Accountants" in the United States. Mr. Willens serves as Adjunct Professor (Finance Department) at Columbia University's Graduate School of Business where he teaches the course entitled "Investment Banking Tax Factors."

(3)*  James A. Lombard holds an undergraduate degree in Business Administration
      (BBA) from Iona College and a Masters Degree (MBA) in Marketing, Banking, and Finance from New York University Graduate School of Business Administration. Mr. Lombard recently retired as Director, Administrative Services Division, City Council of New York and actively participates in civic and community affairs. Prior to joining the City Council, he worked in the field of banking holding various administrative positions with Citicorp and other major banking institutions.

(4)* Martin S. Wolpoff holds B.A., M.A. and M.S. degrees from the City University of New York. He has been active in community affairs since the 1970's. He has served on his local community board (as a member for over two decades and its chair for three years), community school board (member for nine years, president for three), Community Development Corporation (member for almost 10 years), and a member of the community advisory board for a New York City hospital. Mr. Wolpoff is retired from the New York City public school system, having served since 1965 as an educator, supervisor and administrator. He is currently an educational consultant.

(5) Stephen Valentine, RA has contributed to the design of major commercial and institutional projects worldwide for more than two decades. At I.M. Pei and Partners, Mr. Valentine served as a senior architect and design team member for the highly-acclaimed United States Holocaust Memorial Museum in Washington D.C., and for New York's Jacob Javits Convention and Exhibition Center, the world's largest space-frame structure. Mr. Valentine was a senior design architect for the Hong Kong Convention and Exhibition Center, the landmark structure that was the host site in 1997 for the transfer of governmental authority from the United Kingdom to the People's Republic of China. His current project, Timeship, will be the world's first comprehensive facility devoted to life extension research that includes cryopreservation for both extinct and near extinct species, DNA, semen, eggs, embryos, and human organs for transplant. Mr. Valentine has taught at Pratt Institute as an adjunct professor in architecture for more than 12 years, where he previously received his Bachelor of Architecture in 1977. He is a recipient of the coveted American Institute of Architects' School Medal.

*     (member of the Audit Committee)

--------------------------------------------------------------------------------
For 15 years, the Board of Directors comprised of 5 directors. In the past 2 years, the Board of Directors expanded to 6 directors. The current policy is to return to a Board of 5 directors. Four of the five members of the Board are qualified as independent directors.
--------------------------------------------------------------------------------

DIRECTORS COMPENSATION

How are directors compensated?

      For the year ended December 2003, the Company paid Directors $1,000 plus $500 for each meeting attended, plus expenses. The Company anticipates paying fees to Directors up to a maximum of $3,500 per year to each non-employee director.

How often did the Board meet during fiscal 2003?

      The Board of Directors met five times during 2003, of which 5 out of the 6 directors were in attendance at all of the meetings.

                                    OFFICERS

      GARY FISCHMAN obtained his Doctor of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine and his Ph.D. in Pathology from Thomas Jefferson University. He served as Professor in Physiology. He joined Daxor Corporation in May 1998 and comes from a background of teaching and research. He is a diplomate of the American Academy of Pain Management. Dr. Fischman is currently Vice President of Research at Daxor Corporation. Dr. Fischman serves as the coordinator between various users of the BVA-100 for Quality Assurance testing and review of complex cases.

      STEPHEN FELDSCHUH earned his undergraduate degree in Business Administration (BS) from Boston University in 1988. He obtained his Master's degree (MBA) in Finance from Baruch College in 1997. After graduating college, he worked for Bear Sterns & Merrill Lynch as a Commodity Broker & Futures Trader. From 1992 to 1997, he joined Daxor as Operations Manager with various responsibilities including Quality Assurance of the laboratory. From mid 1997 to 1999, Mr. Feldschuh was a financial analyst doing Mergers & Acquisitions in the staffing industry for Headway Corporate Resources. Mr. Feldschuh then worked for Delia's Inc. as a Financial Controller until 2001 when he rejoined Daxor Corporation as Vice President of Operations. In 2003, Mr. Feldschuh was named Chief Financial Officer. Stephen Feldschuh is the son of Dr. Joseph Feldschuh, CEO.

      JOHN REYES-GUERRA has 15 years of healthcare/medical product and service sales experience. Mr. Reyes-Guerra joined Daxor as the Northeast Regional Manager in 2002. In May 2004 he was promoted to Vice President of Sales and Marketing. During the past year, he has been responsible for assembling an 11 person sales team and a four person support team. He has also coordinated the development of sales and marketing materials. Prior to Daxor, he held various sales and sales management positions with Toshiba Medical Systems, Stryker Medical, Picker Health Care Products, and BFI Medical Systems. Mr. Reyes-Guerra is a 1987 graduate of Elmira College.

      RONALD H. BALDRY was educated at the University of Durham in Great Britain, where he received his B.S.E.E, specializing in electronic instruments. Mr. Baldry was employed as a development engineer for instrumentation at nuclear research establishments in the United Kingdom and at Oak Ridge National Laboratory. Mr. Baldry was involved in the original mechanical design of the Company's BVA-100 Blood Volume Analyzer. Mr. Baldry was appointed Vice President/Engineering in 1996. He heads Daxor Oak Ridge. Mr. Baldry has been responsible for coordinating construction of the BVA-100 manufacturing facility. His responsibilities include coordination of other sub-contractors involved in the manufacturing of the BVA system.

      LILIYA MORGAYLO joined Daxor Corporation at the end of 2002. Ms. Morgaylo earned a B.A. in Economics from the University of Economics and Trade in Kiev, Ukraine in 1976. She came to the United States in 1996. Ms. Morgaylo attended the FEGS Business School from 1996 to 1997, where she received a certificate in Bookkeeping and Administration. From 1997 to 1999, she worked as a bookkeeper for Products Finishing Corp. From 1999 to 2000, she worked as a bookkeeper and billing coordinator for the United Cerebral Palsy Association of New York. From 2000 until joining Daxor at the end of 2002, she worked for AMDOCS as a bookkeeper. Ms. Morgaylo is responsible for accounts payable and other treasury functions. Ms. Morgaylo reports to the Chief Financial Officer.

      DIANE M. MEEGAN joined Daxor Corporation in February 2002, as the Senior Executive Assistant to the CEO and President. Ms. Meegan served as the Official Executive Assistant to the CEO of Newbridge Securities, a wholly owned subsidiary of Citigroup, for 13 years. For 4 years, she served as a member of their Problem Review Board. Ms. Meegan also served as the Executive Assistant to the Head of Operations at Instinet Clearing Services. Ms. Meegan is currently the Corporate Secretary at Daxor Corporation. She functions in the capacity of a senior administrative assistant.

EXECUTIVE COMPENSATION

      The following is the executive compensation for officers earning more than $100,000.00 Dr. Joseph Feldschuh, Company President, CEO, and Chairman of the Board of Directors:

      YEAR ENDED DEC.31                  SALARY            BENEFITS
      -----------------                  ------            --------
            2003                       $ 214,512           $ 10,000
            2002                       $ 215,000           $ 10,000
            2001                       $ 195,646           $ 10,000

Stephen Feldschuh, Company Vice President of Operations and Chief Financial
Officer:

      YEAR ENDED DEC. 31                 SALARY            BENEFITS
      ------------------                 ------            --------
            2003                       $ 134,768           $  8,435
            2002                       $ 120,500           $  8,435

Ronald N. Baldry, Company Vice President of Engineering:

      YEAR ENDED DEC.31                  SALARY            BENEFITS
      -----------------                  ------            --------
            2003                       $ 165,982           $ 1,500
            2002                       $ 147,102           $ 1,500
            2001                       $ 134,361           $ 1,500

John Reyes-Guerra, Company Vice President of Sales and Marketing:

      YEAR ENDED DEC.31                  SALARY            BENEFITS
      -----------------                  ------            --------
            2003                       $  120,798          $ 8,435

STOCK OPTIONS

      As of March 17, 2004, Daxor Corporation has granted 62,800 stock options with strike prices ranging from $10.00 to $21.00 per share. Of the 62,800 options only 47,800 are fully vested. The additional 15,000 shares vest 5000 shares per year over the next 3 years. Utilizing the Black-Scholes option valuation model (American) the net additional expense of the 62,800 stock options with a current stock price of $14.25 per share would be $6,840. This amount represents less than 1/10th of $0.01 to the Company's EPS.

AUDIT COMMITTEE

      The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those statements. In adopting this charter, the Board acknowledges that the Committee members are not employees for the Company and are not providing expert or special assurance as to the Company's financial statements to any professional certification as to the external auditor's work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary. The Company stock is listed on the American Stock Exchange and is governed by listing standards.

      Each member qualifies as independent as defined in the Corporate Governance Guidelines. The Board includes at least one member who is an "Audit Committee Financial Expert" as such term may be defined from time to time by the SEC.

REPORT OF THE AUDIT COMMITTEE

In 2004, the Audit Committee:

      o Reviewed and discussed the Company's 2003 audited financial statements with the Company's management.

      o Discussed with the independent auditors, Frederick Kaden & Co., the matters required to be discussed by the American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No.61 ("Communication with Audit Committees") which includes, among other items, matters related to the conduct of the Company's financial statements.

Based on the review and discussion of the Company's 2003 audited financial statements with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

March 22, 2004                                 Members of the Audit Committee:
                                               Robert Willens, Chairman
                                               James Lombard
                                               Martin S. Wolpoff

AUDIT FEES

      During 2003, Frederick Kaden and Co. audited Daxor Corporations consolidated financial statements, reviewed financial information in filings with the Securities and Exchange Commission, and provided tax services. Fees for services rendered in 2003 by Frederick Kaden & Co. were $ 43,325.00. A member of the firm is expected to be present at the Annual Meeting.

INVESTMENT RISK MANAGEMENT

      Members of the Audit Committee have the power to approve the Company's investments and reviews the Company's investment risk policies. Such policies are periodically reviewed by the Board of Directors. The Company's finances are reviewed at each board meeting.

ITEM 2: STOCK OPTION PLAN

      In 1994, the Company adopted a stock option plan under Section 422(b) of the Internal Revenue Code wherein options would be granted to key employees, officers, and directors where the exercise would at least equal the fair market value on the date of the grant. The 1994 Company Stock Option Plan expires in June 2004. Under the new stock option plan, in accordance to Section 422 (b) of the Internal Revenue Code, options would be granted to key employees, officers, directors, and consultants where the exercise would equal 110% of the fair market value on the date of the grant. Subject to adjustment as provided in the Plan, the stock to be offered shall consist of shares of the Company's authorized but unissued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 200,000 of such shares, or 5% of the Company's outstanding shares, whichever is the larger number. The Company is submitting the 2004 Stock Option Plan for shareholder approval at the annual meeting. (A copy of the Plan is attached as Exhibit A)

                                PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

      The following graph demonstrates the performance of the cumulative total return to the stockholders of the Company's common stock during the previous five years with that of the Standard & Poor's 500 and Value Line Medical Supplies Index.

                Comparison of Five-Year Cumulative Total Return*
  Daxor Corporation, Standard & Poors 500 And Value Line Medical Supplies Index
                     (Performance Results Through 12/31/03)

                                     [GRAPH]

Assumes $100 invested at the close of trading 12/98 in Daxor Corporation common stock, Standard & Poors 500, and Medical Supplies .

*     Cumulative total return assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                         1998     1999       2000      2001      2002      2003
                         ----     ----       ----      ----      ----      ----
Daxor Corporation        $100    $ 97.48   $ 67.88   $127.40   $ 96.25   $ 95.93
Standard & Poors 500     $100    $119.62   $107.49   $ 93.47   $ 71.63   $ 90.53
Medical Supplies         $100    $110.04   $184.10   $221.93   $210.03   $264.32

                                  OTHER MATTERS

         As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company or other custodians will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

Stockholder Proposals for the 2005 Annual Meeting

      Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2005 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion in the proxy statement, the stockholder proposals must be received by the Company's President no later than December 15, 2004.

      Stockholders interested in presenting a proposal at the Company's annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e. a proposal to be presented at the annual meeting of stockholders in 2005 but not included in the Company's proxy statement) must be received by the Company's President no later than January 30, 2005 to be considered timely. Under the SEC's proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after such date.

                                        By Order of the Board of Directors,


                                        Diane M. Meegan
                                        Corporate Secretary

May 10, 2004
New York, NY

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A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED DECEMBER
31, 2003 MAY BE OBTAINED BY SHAREHOLDERS SOLICITED HEREBY (WITHOUT CHARGE) UPON WRITTEN REQUEST TO FATIMA S. BAHA, INVESTOR RELATIONS, DAXOR CORPORATION, 350 FIFTH AVENUE, SUITE 7120, NEW YORK, NEW YORK, 10118. THE 10-K IS ALSO ACCESSIBLE THROUGH THE COMPANY WEBSITE WWW. DAXOR.COM.
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                                       9
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EXHIBIT A

                                DAXOR CORPORATION
                             2004 Stock Option Plan

1. Purpose. The purpose of the Stock Option Plan of DAXOR CORPORATION is to provide incentive to employees, officers, agents, consultants, and independent contractors of the Corporation, as defined below, to encourage proprietary interest in the Corporation by such employees, officers, agents, consultants, and independent contractors to encourage them to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

2.    Definitions.

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 3 of the Plan.

      (d) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

      (e) "Company" shall mean DAXOR CORPORATION, a New York Corporation.

      (f) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 424 of the Code.

      (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of
      Section 3401 of the Code and the regulations thereunder).

      (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

      (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded. If no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, shall never lapse.

      (k) "Incentive Stock Option" shall mean an Option described in Code
      Section 422(b).

      (l) "Non-statutory Stock Option" or "Non-qualified Option" shall mean an Option which is


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      not an Incentive Stock Option.

      (m) "Option" shall mean a stock option granted pursuant to the Plan.

      (n) "Optionee" shall mean a person to whom an Option has been granted.

      (o) "Plan" shall mean this DAXOR CORPORATION Stock Option Plan.

      (p) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

      (q) "Share" shall mean one share of Common Stock.

      (r) "Ten Percent Shareholder" shall mean any employee who, at the time of the grant of an Option, owns (or is deemed to own, under Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

3.    Administration.

      This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator".

      The foregoing notwithstanding, in the event the Company shall register any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any non-employee directors are eligible to receive options or Restricted Stock under this Plan, then with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act, and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the plan Administrator cannot be so constituted, no options shall be granted under this Plan to any Directors.

      Procedures. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

      Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options, including the designation of such options as an Incentive Stock Option or Non-statutory Stock Option. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretations and construction with respect to Incentive Stock Options corresponds to the requirements of Internal Revenue Code (the "Code") Section 422, the regulations thereunder, and any amendments thereto.

      Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 under the Exchange Act, to extent applicable, and, if any Plan provision is later found not to be in compliance with such


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      Section, the provision shall be deemed null and void, and in all events the plan shall be construed in favor of its meeting the requirements of Rule 16b-3,. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to
      Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

4.    Maximum Number of Shares Subject to Plan.

      Subject to adjustment as provided in Section 15 hereof, the stock to be offered under the Plan shall consist of shares of the Company's authorized but unissued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 200,000 of such shares, or 5% of the Company's outstanding shares, whichever is the larger number. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

5.    Eligibility and Participation.

      An Incentive Stock Option may be granted only to any individual who, at the time the option is granted, is an Employee of the Company or any related corporation. A nonstatutory Stock Option may be granted to any Employee, Officers, Agents, Consultants or Independent Contractors of the Company or any related corporation. The Plan Administrator shall determine from time to time which of the eligible Employees, Officers, Agents, Consultants or Independent Contractors of the Company and its subsidiaries shall be granted options, the time or times at which such options shall be granted and exercisable, and the number of shares to be subject to each option. An individual who has been granted an option ("Optionee") may, if he is otherwise eligible, be granted an additional option or options if the Plan Administrator shall so determine, provided the provisions of paragraph 9 shall apply to such subsequent grant.

6.    Purchase Price.

      The purchase price of the stock covered by each option shall be determined by the Plan Administrator but shall not be less than one hundred ten percent (110%) of the current market value. When the option is granted to an individual who at the time of grant is a Ten Percent Shareholder, this shall be considered a non-qualified option and subject to a purchase price of not less than one hundred ten percent (110%) of the fair market value of such stock, on the date the option is granted, as determined by the Plan Administrator, (and, as relates to a Ten Percent Holder. The Plan Administrator reserves the right to set the length of time the option is exercisable, not to exceed 5 years. In addition to aggregate Fair Market Value, determined as of the stock subject to the option granted the Optionee in any calendar year under all such plans of the Company and its parents and subsidiaries shall not exceed $100,000 plus an unused limit carryover to such year as defined and provided for in Section 422 (d) of the Internal Revenue Code.

7.    Options.

      Each Option granted shall be evidenced by a written agreement and all rights thereunder shall expire on such date the Plan Administrator may determine, but in no event later than 10 years from the date on which the option is granted, and shall be subject to earlier termination as provided herein. Each Option shall state the number of shares to which it pertains as well as the exercise price.


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8.    Exercise of Options.

      Each Option shall be exercised in whole or in such installments during the period prior to its expiration date as the Plan Administrator shall determine, but in no event less than one year from the date of grant, provided that in the event the Option Holder shall not in any given installment period purchase all of the shares which he is entitled to purchase in such installment period, his right to purchase any shares not purchased in such installment period shall continue until the expiration date of sooner termination of his option. At the time of each exercise the Purchase Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company. No share shall be issued until full payment thereof has been made.

9.    Prior Options.

      Notwithstanding any other provisions of this Plan, no option granted under this Plan may be exercised while there is outstanding (within the meaning of Section 422(a) of the Internal Revenue Code) any incentive stock option which was granted to the Option Holder before the granting of the option sought to be exercised and which is for the purchase of stock of the Company, of a parent, subsidiary or predecessor corporation of any of them, viewed as of the time of the granting of the latest of such options.

10.   Nontransferrability of Options.

      An option granted under the Plan shall, by its terms, be nontransferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of the descent and distribution, and shall be exercisable during his/her lifetime only by the Optionee.

11.   Employment.

      Nothing contained in the Plan or in any option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of his/her employment by the Company or any subsidiary or interfere in any way with the right of the Company or of any subsidiary (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of an Option.

12.   Termination of Employment.

      If an Optionee ceases to be employed by the Company or one of its subsidiaries for any reason other than his death, his option shall immediately terminate; provided, however, that if such cessation of employment shall be due to his voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, and the Board permits an extension expressed in the form of a resolution, or to his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, such Option may be exercised to the extent exercisable but remaining unexercised on the date of such cessation of employment, within three (3) months after the date he ceases to be an employee of the Company or such subsidiary, or if such Optionee has a disability, within three (3) months after he ceases to be an employee of the Company, to the extent exercisable but remaining unexercised on the date his employment terminates.

13.   Death of Option Holder.

      If an Optionee dies while he is employed by the Company or one of its subsidiaries or within three (3) months after he shall cease to be an employee by reason of his voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary expressed in the form of a resolution, or his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, this option shall expire one (1) year after the date of such death. During such period after such death such option, to the extent that it was exercisable but it remained unexercised on the date of death, but subject to adjustment in respect of option price and number and class of shares by reason of any event occurring subsequent to such date of death as provided in Section 15 thereof, may be exercised by the person or persons to whom the Optionee's rights under the option shall pass by his will or by the laws of descent and distribution and such person or persons shall adequately prove to the Company his right to exercise any such option. To the extent of any conflict between paragraphs 12 and 13, paragraph 13 shall govern. Anything hereinabove stated in paragraphs 12 or 13 to the contrary notwithstanding, an option may not be exercised by anyone after the expiration of the maximum period provided for in paragraph 7.

14.   Privileges of Stock Ownership.

      No person entitled to exercise any option granted under the Plan shall have any of the rights and privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirement of the Securities Act of 1993, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction complied with. The company may, but need not, require that all costs in connection with any such registration, listing or any other requirements of law be paid by the person exercising the option.

15.   Adjustments.

      If the outstanding shares for the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised option or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the number of shares subject to outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share or other unit of any security then covered by the Option.

      Upon the dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate and any option theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of Options theretofore granted, or the substitution for such options of new Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided; however, it is further provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, if a period of one (1) year from the date of the grant of the Option shall have elapsed, to exercise the Option in whole or in part, whether or not the Optionee's right to exercise such Option had otherwise accrued pursuant to the terms of the Option agreement pursuant to which such Option was granted, subject to any limitations on exercisability imposed by the Board or Committee and contained in the Option agreements.

      Adjustments under this section shall be made by the Board of Directors whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of stock or units or other securities shall be issued under the Plan or any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding either upward or downward to the nearest whole share or unit, provided, however, that any adjustments under this Section shall be made in such manner as not to constitute a "modification" as defined in Section 424 of the Internal Revenue Code.

16.   Other Provisions.

      The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Plan Administrator or the Board of Directors of the Corporation shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the options as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422(a) of the Internal Revenue Code or to conform to any change in the law.

17.   Withholding Tax Requirement.

      The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereat the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number or shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

18.   Amendment and Termination of Plan.

      The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revisions shall increase the maximum number of shares in the aggregate which may be sold pursuant to the options granted under Plan, except as permitted under the provisions of Section 15, or change the minimum purchase price set forth in Section 6, or increase the maximum term of options provided for in Section 7, or permit the granting of options to anyone other than as provided in Section 5.

19. No amendment, suspension or termination of the Plan shall (a) result in the disqualification of any option granted pursuant to the Plan as an "Incentive Stock Option" under the Internal Revenue Code or (b) without the consent of the Option Holder, alter or impair any rights or obligations under any option theretofore granted under the Plan unless authorized by the provision of the Plan.

20.   Indemnification of Committee.

      In addition to such other rights of indemnification as they may have as directors, the members of the Plan Administrator shall be indemnified by the Company to the full extent authorized by the General Corporation Law of the State of New York provided that within 60 days after the institution of any action, suit or proceeding to which such indemnification applies and the Plan Administrator member shall, in writing, offer the Company the opportunity at its own expense, to handle and defend the same.

21.   Application of Funds.

      The proceeds received by the Company from the sale of Stock pursuant to option will be used for general corporate purposes.

22.   No Obligation to Exercise Option.

      The granting of an Option shall impose no obligation upon the Option Holder to exercise such Option.

23.   Effective Date.

      The Plan shall become effective upon its approval by the affirmative vote or consent of the Holders of a majority of shares of Common Stock outstanding. The Plan shall terminate on 6/24/2014 and no further options shall thereafter be granted hereunder.

24.   Governing Law.

      The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New York provided, however, that in the case of the provisions applicable to Incentive Stock Options, such provisions shall (to the extent possible) be construed in a manner conforming to and consistent with the requirements of Section 422(a) of the Code.